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                 USABancShares
                    MEDIA ADVISORY
                    FOR IMMEDIATE RELEASE              FOR INFORMATION CONTACT
                    February 18, 1998                        Kenneth L. Tepper

                    USA COMPLETES $7,500,000
                    SALE OF COMMON STOCK

                    . . . For 6:00 A.M. RELEASE: USABancShares (NASDAQ-"USAB") today announced the private placement of 769,231 shares of its common stock, which raised $7,500,000 in new capital. Sandler O'Neill & Partners served as placement agent for the offering, which was fully subscribed.

                    "With the guidance of our investment bankers at Sandler O'Neill, we're pleased to welcome our new shareholders -- who include the some of the most prominent institutional investors in the country," stated Kenneth L. Tepper, President & CEO. "This capital allows continued expansion of our banking operations, and more than doubles our lending limit which will now approach $2,000,000. Our ability to better serve customers . . . and to explore new and exciting opportunities for growth . . . has been greatly enhanced", he concluded.

                    The Company also intends to shortly announce the opening of its new headquarters and principal retail banking center, to be located in the heart of center city Philadelphia.

                    USABancShares is a community bank holding company regulated by the Federal Reserve Board; its 110 year old FDIC insured savings bank is engaged in commercial, consumer & residential lending in the Delaware Valley.
                    The company's USACapital division provides stock brokerage services to retail and institutional customers.

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                    One Penn Square o 30 South 15th St. o Philadelphia, PA 19102
                                (215) 569-4200 o Fax (215) 569-4214